Exhibit 99.1

Goussetis to Retire, Stepping Down as Cylinder President

COLUMBUS, Ohio--(BUSINESS WIRE)--June 20, 2011--Worthington Industries (NYSE: WOR) announced today that Harry Goussetis, president of Worthington Cylinders, is retiring. The search for his successor is underway.

“Harry has been an important part of the growth story for our cylinder business for more than five years, and the contributions he has made over the course of his nearly 30 years with the Company are noteworthy,” said John McConnell, Worthington Industries Chairman and CEO. “He will be missed and we wish him and his family well as they begin a new journey of travels and the opportunity for new challenges and adventures.”

“It has been rewarding and enjoyable for me to work for Worthington, from my years providing legal counsel, heading up the corporate human resources group, and finishing my career as president of a key Worthington business,” Goussetis said. “I am proud of what we’ve accomplished together and am grateful to have had the opportunity to lead a hard-working and talented group of people in Worthington Cylinders. As I told the team, it has been a great run with a number of experiences and now I’d like to take a little time to see what the next chapter brings.”

Goussetis will remain until July 31, through a transition period. McConnell expects to name the new president by early July.

Goussetis started at Worthington in 1983 on the corporate legal team before moving to Worthington Cylinders in a combined legal and management role. In 2001, he became vice president of Corporate Human Resources and in 2005, he was named president of Worthington Cylinders. During that time, the Cylinders business has been focused on growth opportunities, maximizing its overall profitability, growing its product streams in retail channels and completing a number of acquisitions that have expanded the product portfolio, added new markets and increased its global presence.

About Worthington Cylinders
Worthington Cylinders is the world’s leading global manufacturer of pressure cylinders, delivering products and value-added services to its customers designed to exceed their expectations in quality, service and value. Worthington Cylinders offers the most complete line of pressure cylinders in the industry, including storage of liquefied petroleum, refrigerant, oxygen and industrial gases. Balloon Time® and Worthington Pro Grade® products are available at retailers nationwide and provide consumers products for grilling, party planning, outdoor leisure activities and home repair.

About Worthington Industries
Worthington Industries is a leading diversified metals manufacturing company with 2010 fiscal year sales of approximately $1.9 billion. The Columbus, Ohio based company is North America’s premier value-added steel processor and a leader in manufactured pressure cylinders, such as propane, oxygen and helium tanks, hand torches, refrigerant and industrial cylinders, camping cylinders, compressed natural gas storage cylinders and scuba tanks; framing systems and stairs for mid-rise buildings; steel pallets and racks; and through joint ventures, suspension grid systems for concealed and lay-in panel ceilings, laser welded blanks, light gauge steel framing for commercial and residential construction; and current and past model automotive service stampings. Worthington employs approximately 8,000 people and operates 78 facilities in 11 countries.

Founded in 1955, the Company operates under a long-standing corporate philosophy rooted in the golden rule. Earning money for its shareholders is the first corporate goal. This philosophy serves as an unwavering commitment to the customer, supplier and shareholder, and it serves as the Company’s foundation for one of the strongest employee-employer partnerships in American industry.

Safe Harbor Statement
The company wishes to take advantage of the Safe Harbor provisions included in the Private Securities Litigation Reform Act of 1995 (“the Act”). Statements by the company which are not historical information constitute "forward looking statements" within the meaning of the Act. All forward-looking statements are subject to risks and uncertainties which could cause actual results to differ from those projected. Factors that could cause actual results to differ materially include risks described from time to time in the company's filings with the Securities and Exchange Commission.

CONTACT:
Worthington Industries, Inc.
Cathy M. Lyttle, 614-438-3077
VP, Corporate Communications and Investor Relations
E-mail: cmlyttle@WorthingtonIndustries.com
or
Sonya L. Higginbotham, 614-438-7391
Director, Corporate Communications
E-mail: slhiggin@WorthingtonIndustries.com
or
www.WorthingtonIndustries.com